Exhibit 3.06

BYLAWS

OF

NPC Operating Company B, Inc.

As adopted by the Board of Directors effective as of November 29, 2011.

i

Table of Contents

(continued)

ii

BYLAWS

OF

NPC Operating Company B, Inc.

ARTICLE I

OFFICES AND RECORDS

1.1 Corporate Offices. The Corporation may have such corporate offices and places of business anywhere within or without the State of Kansas as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.2 Registered Office and Resident Agent. The location of the registered office and the name of the resident agent of the Corporation in the State of Kansas shall be as determined from time to time by the Board of Directors, and notice thereof shall be filed as required by law.

1.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as may be otherwise required by the law, shall be kept at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation shall be open to the inspection of the voting and non-voting stockholders, and no stockholder (whether or not a voting stockholder) shall have any right to inspect any book, account or record of the Corporation except as conferred by law or by the Board of Directors.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at the offices of the Corporation in the City of Overland Park, State of Kansas, or at such other place either within or without the State of Kansas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of the stockholders shall be held in March of each year, on any day that is not a legal holiday, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the voting stockholders shall elect directors by a plurality vote. Each director shall be elected to serve until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. At the annual meeting, the voting stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business, without its having been specified in the notice, is prohibited by law.

2.3 Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prohibited by law or by the Articles of Incorporation, and may be called by the Chairman of the Board, the President, or the Secretary. Special meetings of the stockholders may also be called by any officer or stockholder upon the written request of the majority of the Board of Directors or the holders of not less than twenty percent (20%) of the outstanding stock entitled to vote at such meeting. Such written request shall state the purpose or purposes of the proposed meeting. The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

2.4 Action Without a Meeting. Unless otherwise prohibited in the Articles of Incorporation, any action which may be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all of the voting stockholders and the signed consent is filed with the minutes of the Corporation.

2.5 Notice. Written notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose thereof, shall be given to each stockholder of record by mail, hand delivery, facsimile, or electronic mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at his or her residence or usual place of business. If given by hand delivery, facsimile or electronic mail, such notice shall be deemed to be delivered when it is sent.

2.6 Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

2.7 Quorum; Voting Requirements. The holders of record of a majority of the outstanding voting shares of stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. In all matters other than the election of directors, the affirmative vote of a majority in amount of stock of such quorum shall be valid as a corporate act, unless a larger vote is required by law, the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

If a quorum is not present, those present in person or represented by proxy at such meeting shall have the power to adjourn the meeting to a specified time and place, without notice to anyone other than an announcement at the meeting at which such adjournment is taken. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided a quorum is present in person or represented by proxy. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the subsequent session of the adjourned meeting, a notice of the subsequent session of the adjourned meeting shall be given to each stockholder of record entitled to notice of or to vote at the meeting.

2.8 Proxies. Every voting stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing and bearing a date not more than three (3) years prior to such meeting, unless such instrument shall provide for a longer period.

2.9 Voting. Unless otherwise provided in the Articles of Incorporation, each voting stockholder shall have one vote for each share of stock registered in his or her name on the books of the Corporation. The voting may be otherwise than by ballot, including the election of directors. However, any stockholder entitled to vote may request a vote by written ballot on any matter.

2.10 Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders of the Corporation.

2.11 Stockholders’ Lists. The Secretary or an Assistant Secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the voting stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be available at the offices of the Corporation for the review of any stockholder, voting or non-voting, for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder, voting or non-voting, who is present.

2.12 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, stockholders of the Corporation may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall constitute two (2). The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of at least a quorum of the Board, subject to approval of the voting stockholders at the next annual meeting, except to the extent that such a change would contravene the Articles of Incorporation. Unless required by the Articles of Incorporation, directors need not be stockholders of the Corporation.

3.2 Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things, as are not required to be exercised or done by the stockholders by statute or by the Articles of Incorporation or these Bylaws.

3.3 Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held (a) at such time and place as shall be suggested or provided by resolution of the voting stockholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary provided a quorum shall be present, or (b) if not so suggested or provided for by resolution of the voting stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors.

3.4 Notice of Meetings; Waiver of Notice.

(a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

(b) Special Meetings. Special meetings of the Board of Directors, either within or without the State of Kansas, may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any of the directors. Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him or her at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be sent to him or her by hand delivery, facsimile or electronic mail at least one (1) day before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at his or her residence or usual place of business. If given by hand delivery, facsimile or electronic mail, such notice shall be deemed to be delivered when it is sent. The notice may be given by any person having authority to call the meeting. “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.6 Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

3.7 Quorum; Voting Requirements. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If at least one third (1/3) of the total number of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting may adjourn the meeting to a subsequent date, without notice to any director other than announcement at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days written notice of the subsequent session of the adjourned meeting shall be given to each director.

3.8 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless it is otherwise provided in the Articles of Incorporation or these Bylaws. The directors so chosen shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.9 Committees.

(a) The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the voting stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the voting stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, or designating a committee of the Board. Unless the resolution, these Bylaws or the Articles of Incorporation expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

(d) All committees so appointed shall keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors.

3.10 Compensation. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution, fix the compensation to be paid directors for serving as directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving his or her regular compensation therefor. Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

3.11 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.12 Reliance on Records. A director, or a member of any committee designated by the Board of Directors, shall be fully protected in the performance of such director’s duties in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

4.1 Designations. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors shall elect the President, the Treasurer and a Secretary at its first meeting after each annual meeting of the stockholders. The Board then, or from time to time, may elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than those listed in the immediately preceding sentence. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation. Officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person. The duties and authorizations of the Officers of the Corporation shall be subject to such policies as may be adopted by the Board from time to time with respect to the scope of authority of the officers and actions specifically requiring the prior approval of the Board of Directors.

4.2 Term of Office. Each officer of the Corporation shall hold his or her office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his or her election or appointment, or until his or her death, resignation or removal by the Board, whichever first occurs. Each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding his or her election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his or her election or appointment.

4.3 Subordinate Officers and Agents. Except for those officers to be elected by the Board pursuant to Section 4.1 of these Bylaws, the President may appoint or remove subordinate officers or agents and prescribe their respective authorities and duties. The Board of Directors may also delegate to any other officer the power to appoint or remove subordinate officers and to prescribe their respective authorities and duties.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, or by any other officer or agent, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged. In addition, whether or not elected by the Board of Directors, any officer or agent subordinate to the President may be removed or discharged by the President whenever in his or her judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.5 Vacancies. The Board of Directors shall, as soon as practicable, fill any vacancy in the office of President. Any vacancy in any other office may be filled by the President; but such appointment shall be subject to change by the Board of Directors at any regular or special meeting. In case of temporary incapacity or absence of any of the officers, the President may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors at any regular or special meeting.

4.6 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the President, or may be delegated to a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President, or such other officer or officers as may be empowered by the Board of Directors to do so.

4.7 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the President, or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.8 Chairman of the Board. If a Chairman of the Board is elected, he or she shall preside at all meetings of the stockholders and directors at which he or she may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws.

4.9 President. Unless the Board of Directors otherwise provides:

(a) The President shall have such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he or she shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there is no Chairman of the Board, shall preside at all meetings of the stockholders and the Board;

(b) The President may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation;

(c) The President, or any person designated in writing by him or her, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation;

(d) The President shall be ex officio a member of all standing committees;

(e) In case of temporary incapacity or absence of any of the officers, the President may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or a committee of the Board to which the power to appoint and remove officers has been delegated at any regular or special meeting; and

(f) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

4.10 Vice Presidents. In the absence or disability of the President, or in the event of his or her inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other authority as the Board, the President may from time to time prescribe.

4.11 Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. He or she shall perform similar duties for each standing or temporary committee when requested by the Board or such committee. The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Kansas, or elsewhere, are so maintained. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President. In the absence or disability of the Secretary or in the event of his or her inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall also perform such other duties and have such other authority as the Board of Directors or the President may from time to time prescribe.

4.12 Treasurer and Assistant Treasurers.

(a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the President and the directors, whenever they may require, an account of all his or her transactions as Treasurer, and of those under his or her jurisdiction, and of the financial condition of the Corporation. The Treasurer shall also perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President.

(b) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control which belong to the Corporation.

(c) In the absence or disability of the Treasurer or in the event of his or her inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall also perform such other duties and have such other authority as the Board or the President may from time to time prescribe.

4.13 Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the total number of directors concurs.

ARTICLE V

LIABILITY AND INDEMNIFICATION

5.1 Liability and Indemnification. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

The Corporation will indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

Any indemnification under either of the first two paragraphs of this Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the appropriate statutes of the State of Kansas. Such determination shall be made by the stockholders of the Corporation, or by the Board of Directors of the Corporation by a majority vote by a quorum consisting of directors who were not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE VI

STOCK

6.1 Certificates for Shares of Stock. Certificates for shares of stock of the Corporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder. To the extent permitted by statute, any of or all the signatures on such certificate may be a facsimile.

6.2 Transfers of Stock. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation, subject to the provisions of Section 6.6 of these Bylaws. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board.

6.3 Registered Stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the Corporation as the holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Kansas.

6.4 Record Date.

(a) Stockholders’ Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) Consent of Stockholders to Action Without a Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall be effective for no more than sixty (60) days after such record date. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by any statute, the Articles of Incorporation or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation, and which date shall be effective for sixty (60) days after such record date. Delivery of such written consent to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by any statute, the Articles of Incorporation or any Bylaw, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and such date shall be effective for sixty (60) days after such record date.

(c) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Kansas, the Articles of Incorporation or these Bylaws.

6.6 Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates previously issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or certificates or the issuance of such new certificate or certificates.

6.7 Dividends. Dividends on the outstanding shares of stock of the Corporation, subject to the provisions of any applicable law, Articles of Incorporation and these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property or in shares of stock of the Corporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or both

ARTICLE VII

GENERAL PROVISIONS

7.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

7.2 Corporate Seal. The Corporation shall not have a corporate seal.

7.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

7.4 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

7.5 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation.

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CERTIFICATE

The undersigned Secretary of NPC Operating Company B, Inc., a Kansas corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors by unanimous consent in lieu of the first meeting of the board of directors, dated as of November 29, 2011.

/s/ Troy D. Cook
Troy D. Cook, Secretary

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